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                                                                      EXIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER
                            OF COMPUTER MOTION, INC.,
                             A DELAWARE CORPORATION
                                       AND
                             COMPUTER MOTION, INC.,
                            A CALIFORNIA CORPORATION



      THIS AGREEMENT AND PLAN OF MERGER, dated as of _________, 1997 (this "Agreement"), is between COMPUTER MOTION, INC., a Delaware corporation ("CMI Delaware"), and COMPUTER MOTION, INC., a California corporation ("CMI California"), which corporations are sometimes referred to herein as the "Constituent Corporations".

                                 R E C I T A L S

        A. CMI Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 75,000,000 shares, 25,000,000 of which are designated "Common Stock", $.001 par value, and 50,000,000 of which are designated "Preferred Stock", $.001 par value. As of May 31, 1997, 100 shares of Common Stock were issued and outstanding, all of which were held by CMI California. No shares of Preferred Stock were outstanding.


        B. CMI California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 75,000,000 shares, 25,000,000 of which are designated "Common Stock", no par value and 50,000,000 of which are designated "Preferred Stock", no par value. As of May 31, 1997, 3,364,082 shares of Common Stock were outstanding and 4,335,555 shares of Preferred Stock were outstanding.

        C. The Board of Directors of CMI California has determined that, for the purpose of effecting the reincorporation of CMI California in the State of Delaware, it is advisable and in the best interests of CMI California and its shareholders that CMI California merge with and into CMI Delaware upon the terms and conditions herein provided.

        D. The respective Boards of Directors of CMI Delaware and CMI California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

        NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, CMI Delaware and CMI California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:


                                       I.

                                     MERGER

        1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, CMI California shall be merged with and into CMI Delaware (the "Merger"), the separate existence of CMI California shall cease and CMI Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation", and the name of the Surviving Corporation shall be "Computer Motion, Inc."

        1.2 Filing and Effectiveness. The Merger shall become effective when the following actions have been completed:

          (a) This Agreement has been adopted and approved by the stockholders of each



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         Constituent Corporation in accordance with the requirements of the
         Delaware General Corporation Law and the California General Corporation Law;

          (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement have been satisfied or duly waived by the party entitled to satisfaction thereof; and

          (c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law has been filed with the Secretary of State of the State of Delaware.

        The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger".

        1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence and corporate organization of CMI California shall cease and CMI Delaware, as the Surviving Corporation, shall continue its corporate existence under the laws of the State of Delaware.


                                       II.
                    CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

        2.1 Certificate of Incorporation. The Certificate of Incorporation of CMI Delaware as in effect immediately before the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended or repealed in accordance with the provisions thereof and applicable law.

        2.2 Bylaws. The Bylaws of CMI Delaware as in effect immediately before the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended or repealed in accordance with the provisions thereof and applicable law.

        2.3 Directors and Officers. The directors and officers of CMI California immediately before the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until the expiration of their current terms and until their successors have been duly elected and qualified, or until their prior resignation, removal or death, subject to the Certificate of Incorporation and the Bylaws of the Surviving Corporation.


                                      III.
                          MANNER OF CONVERSION OF STOCK

        3.1 CMI California Shares. Upon the Effective Date of the Merger, each share of CMI California Common Stock, no par value, issued and outstanding immediately before the Effective Date of the Merger shall by virtue of the Merger and without any action by the Constituent Corporations, by the holder of such shares or by any other person be converted into and exchanged for .51867 fully paid and nonassessable share of Common Stock, $.001 par value, of the Surviving Corporation. Upon the Effective Date of the Merger, each share of Series A Preferred Stock, no par value, Series B Preferred Stock, no par value, Series C Preferred Stock, no par value, Series D Preferred Stock, no par value, and Series E Preferred Stock, no par value, of CMI California issued and outstanding immediately before the Effective Date of the Merger shall by virtue of the Merger and without any action by the Constituent Corporations, by the holder of such shares or by any other person be converted into and exchanged for
 .51867 fully paid and nonassessable share of Series A Preferred Stock, $.001 par value, Series B Preferred Stock, $.001 par value, Series C Preferred Stock, $.001 par value, Series D Preferred Stock, $.001 par value, and Series E Preferred Stock, $.001 par value, respectively, of the Surviving Corporation.



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        3.2 CMI California Options, Stock Purchase Rights and Convertible
Securities. Upon the Effective Date of its Merger, the Surviving Corporation shall assume and continue CMI California's 1993 Tandem Stock Option Plan, its 1997 Stock Incentive Plan and warrant, all other employee benefit plans of CMI California. Each outstanding and unexercised option, other right to purchase or security convertible into CMI California Common Stock shall become an option, right to purchase or a security convertible into the Surviving Corporation's Common Stock on the basis of .51867 share of the Surviving Corporation's Common Stock for each share of CMI California Common Stock issuable pursuant to any such option, stock purchase right or convertible security, under the same terms and conditions and at an exercise price per share equal to the exercise price per share applicable to any such CMI California stock option, stock purchase right or other convertible security at the Effective Date of the Merger.

      A number of shares of the Surviving Corporation's Common Stock and Preferred Stock shall be reserved for issuance upon the exercise of stock options, stock purchase rights and convertible securities equal to the number of shares of CMI California Common Stock and Preferred Stock so reserved immediately before the Effective Date of the Merger.

      3.3 Fractional Shares. No fractional shares shall be issued upon such conversion, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share and the amount representing less than one share at the above ratio shall be paid in cash, at a rate equal to the fair market value of such shares, as determined in good faith by the Board of Directors of CMI Delaware.

      3.4 CMI Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, $.001 par value, of CMI Delaware issued and outstanding immediately before the Effective Date of the Merger shall, by virtue of the Merger and without any action by CMI Delaware, by the holder of such shares or by any other person be canceled and returned to the status of authorized but unissued shares.

      3.5 Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of CMI California Common Stock may, at such stockholder's option, surrender the same for cancellation to the Surviving Corporation or to its transfer agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock or Preferred Stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of CMI California Common Stock or Preferred Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock or Preferred Stock, as adjusted pursuant to Section 3.1 above, into which such shares of CMI California Common Stock or Preferred Stock were converted in the Merger.

      The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate has been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock or Preferred Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

      Each certificate representing Common Stock and Preferred Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to restrictions on transferability as the certificates of CMI California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.



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      If any certificate for shares of CMI Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of CMI Delaware that such tax has been paid or is not payable.

                                       IV.
                       TRANSFER OF ASSETS AND LIABILITIES

      4.1 Transfer of Assets and Liabilities. On the Effective Date, (i) the rights, privileges, powers and franchises, both of a public as well as of a private nature, of each of the Constituent Corporations shall be vested in and possessed by the Surviving Corporation, subject to all the disabilities, duties and restrictions of or upon each of the Constituent Corporations; (ii) all rights, privileges, powers and franchises of each of the Constituent Corporations, all property, real, personal and mixed, of each of the Constituent Corporations, all debts due to each of the Constituent Corporations on whatever account and all things in action or belonging to each of the Constituent Corporations shall be transferred to and vested in the Surviving Corporation;
(iii) all property, rights, privileges, powers and franchises, as well as all other interests, shall be as effectively the property of the Surviving Corporation as they were of the Constituent Corporations before the Effective Date; and (iv) the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert to either of the Constituent Corporations or be in any way impaired by reason of the Merger. Notwithstanding the foregoing, (i) the liabilities of the Constituent Corporations and of their stockholders, directors and officers shall not be affected by the Merger; (ii) all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired notwithstanding the Merger; and (iii) any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place; provided, however, that the claims and rights of the creditors of either or both of the Constituent Corporations may be modified with the consent of such creditors; and, provided further, that all debts, liabilities and duties of or upon each of the Constituent Corporations shall attach to the Surviving Corporation and accordingly may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

      4.2 Further Assurances. From time to time, as and when required by CMI Delaware or by its successors or assigns, there shall be executed and delivered on behalf of CMI California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by CMI Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of CMI California and otherwise to carry out the purposes of this Agreement, and the officers and directors of CMI Delaware are fully authorized in the name and on behalf of CMI California or otherwise to take all such actions and to execute and deliver all such deeds and other instruments.


                                       V.
                                     GENERAL

      5.1 Covenants of CMI Delaware. CMI Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

          (a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law.



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          (b) File all documents with the California Franchise Tax Board necessary for the assumption by CMI Delaware of all of the franchise tax liabilities of CMI California.

          (c) Take such other actions as may be required by the California General Corporation Law.

      5.2 Deferral. Consummation of the merger may be deferred by the Board of Directors of CMI California for a reasonable period of time if the Board of Directors determines that deferral would be in the best interests of CMI California and its shareholders.

      5.3 Amendment. The parties hereto, by mutual consent of their respective Boards of Directors, may amend, modify or supplement this Agreement in such manner as may be agreed upon by them in writing at any time before or after adoption and approval of this Agreement by the stockholders of CMI Delaware and CMI California, but not later than the Effective Date; provided, however, that no such amendment, modification or supplement not adopted and approved by the stockholders of CMI Delaware and CMI California shall affect the rights of such stockholders or change any of the principal terms of this Agreement.

      5.4 Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either CMI California or of CMI Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of CMI California or by the stockholders of CMI Delaware, or by both. In the event of abandonment of this Agreement, as above provided, this Agreement shall become wholly void and of no effect, and no liability on the part of either Constituent Corporation or its Board of Directors or its stockholders shall arise by virtue of such termination except as provided in
Section 5.5 hereof.

      5.5 Expenses. If the Merger becomes effective, the Surviving Corporation shall assume and pay all expenses in connection therewith not theretofore paid by the respective parties. If for any reason the Merger shall not become effective, CMI California shall pay all expenses incurred in connection with all the proceedings taken in respect of this Agreement or relating thereto.

      5.6 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, Delaware 19805, and The Prentice-Hall Corporation System, Inc. is the registered agent of the Surviving Corporation at such address.

      5.7 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 130-B Cremona Drive, Goleta, CA 93117 , and, upon request and without cost, copies thereof will be furnished to any stockholder of either Constituent Corporation.

      5.8 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the Merger provisions of the California General Corporation Law.

      5.9 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.


      IN WITNESS WHEREOF, this Agreement having first been approved by resolutions of the Boards of Directors of CMI Delaware and CMI California is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.



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                             Computer Motion, Inc.,
                             a Delaware corporation



                             By:
                                  ------------------------------------
                                 Eugene Wang
                                 Chief Executive Officer and President


                             Computer Motion, Inc.,
                             a California corporation



                             By:
                                  ------------------------------------
                                 Eugene Wang
                                 Chief Executive Officer and President



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